EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Cooperative Bankshares, Inc. on Form S-8 (File No. 333-22335) of our report dated January 21, 2000, on our audit of the consolidated financial statements of Cooperative Bankshares, Inc. for year ended December 31, 1999, which report is included in the 2001 Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Raleigh, North Carolina
November 22, 2002